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Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C. 20549

May 17, 2002

Dear Sir or Madam:

        We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated May 17, 2002 of Dole Food Company, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSON LLP

Copy to:	Kenneth J. Kay, Dole Food Company Vice President and Chief Financial Officer

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Exhibit 16